As filed with the Securities and Exchange Commission on June 27, 2002	Reg. No.

SECURITIES AND EXCHANGE COMMISSION

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PATRIOT SCIENTIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Jurisdiction of Incorporation or Organization)	84-1070278 (I.R.S. Employer Identification Number)

10989 Via Frontera
San Diego, California 92127
(858) 674-5000
(Address and telephone number of registrant’s principal executive offices)

Lowell W. Giffhorn, Secretary
Patriot Scientific Corporation
10989 Via Frontera
San Diego, California 92127
(858) 674-5000
(Name, address and telephone number of agent for service)

Copies to:

Otto E. Sorensen, Esq.
Luce, Forward, Hamilton & Scripps LLP
600 West Broadway, Suite 2600
San Diego, California 92101
(619) 236-1414
(619) 232-8311 (fax)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Unit(2)	Price	Registration Fee

Common Stock, $.00001 par value(3)	22,363,391	$0.076	$1,699,618	$156

Common Stock, $.00001 par value(4)	25,747,325	$0.076	$1,956,797	$180

TOTAL	48,110,716	$0.076	$3,656,414	$336

(1)	Shares of the Registrant’s common stock, $.00001 par value per share, are being registered for resale on behalf of certain selling security holders. Pursuant to Rule 416, this Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Company’s 8% Convertible Debentures (the “Debentures”) and exercise of Warrants issued in connection with the issuance of the Notes, (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of changes in the conversion price of the Debentures and the execution price of the Warrants in accordance with the terms thereof.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Act”), based on the average of the closing bid and asked prices for the Registrant’s Common Stock (the “Common Stock”) as reported on the OTC Electronic Bulletin Board on June 25, 2002.

(3)	Issuable upon the conversion of the Debentures issued to Selling Shareholders.

(4)	Issuable upon the exercise of Common Stock Purchase Warrants issued to Selling Shareholders.

PROSPECTUS SUMMARY
RISK FACTORS
PLAN OF DISTRIBUTION
SELLING SHAREHOLDERS
AVAILABLE INFORMATION
USE OF PROCEEDS
DESCRIPTION OF SECURITIES
LEGAL OPINION
EXPERTS
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.3.4
EXHIBIT 4.24
EXHIBIT 4.25
EXHIBIT 4.26
EXHIBIT 5.1
EXHIBIT 10.30
EXHIBIT 10.31
EXHIBIT 10.32
EXHIBIT 23.2

SUBJECT TO COMPLETION; AS FILED WITH THE SECURITIES AND
EXCHANGE COMMISSION ON JUNE 27, 2002

P R O S P E C T U S

PATRIOT SCIENTIFIC CORPORATION
10989 Via Frontera
San Diego, California 92127
(858) 674-5000

THE OFFERING

     The resale of up to 48,110,716 shares of common stock in the over-the-counter market at the prevailing market price or in negotiated transactions.

•	up to 22,363,391 shares are issuable to the selling shareholders as conversion shares,

•	up to 12,859,175 shares are issuable on the exercise of warrants issued to the selling shareholders, and

•	12,888,150 shares are issuable on the exercise of warrants previously issued to Swartz Private Equity, LLC under note agreements.

We will receive no proceeds from the sale of the shares by the selling shareholders. However, we will receive proceeds from the exercise of warrants by Swartz and the other selling shareholders.

Trading Symbol
PTSC (Over-the-counter Electronic Bulletin Board)

This Investment Involves a High Degree of Risk.
Please refer to Risk Factors Beginning on Page 6

The Securities and Exchange Commission (SEC) and state securities regulators have not approved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Please read this prospectus carefully. It describes our company, finances and products. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We have included subheadings to aid you in searching for particular information you might want to return to. We encourage you to read the entire prospectus.

PROSPECTUS SUMMARY
About Our Company

     We develop, market, and sell microprocessors, our technology behind the microprocessors, and complementary products which enable computers and other data processing devices to communicate. These products can be used to connect to the Internet or other telecommunication networks. The microprocessor technology product line accounted for approximately 15% and 1% of our revenue in fiscal 2001 and the nine months ended February 28, 2002. The balance of our fiscal 2001 and the nine months ended February 28, 2002 revenue was generated from a communication product line that, subsequent to a completed last buy program, is generating minimal revenue. We also have a patent for special radar technology which, if fully developed, may allow a potential user to penetrate the ground or structures to find various objects. We also owned gas plasma antenna technology which we sold for $250,000 in August 1999. We potentially could receive up to an additional $250,000 from the sale of the gas plasma technology in the form of royalties. Our strategy is to exploit our microprocessor technologies through product sales, licensing, and strategic alliances.

     We have our principal executive offices at 10989 Via Frontera, San Diego, California 92127. Our telephone number is (858) 674-5000 and our website is www.ptsc.com.

About Our Products and Market

     The market for our microprocessor technology products is growing swiftly because of the Internet and embedded applications. The Internet provides its users with new ways to communicate and to do business. The growth of the Internet is creating a demand for equipment such as ours, including our microprocessor and complementary technologies. The Internet has also introduced a new programming language known as Java. With Java, data and programs do not have to be stored on the user’s computer; they can reside anywhere on the Internet to be called upon as needed. Java can run on a variety of computer operating systems, thus avoiding the problem of incompatibility across networks, and Java offers a high degree of data security. Because of Java’s useful features, we believe that it may also become a popular programming language for another type of computer application known as embedded systems or controls. Our microprocessor enables people to program more efficiently in Java.

     A microprocessor is the computer chip that provides intelligence for electronic devices. Our microprocessor technology, trade named Ignite I, uses our simplified proprietary design to produce a single high-performance computer chip, which can be used instead of several different chips to perform the same function. Our first microprocessors were targeted as Java programming language processors and for use in embedded controllers. Embedded controllers are used in sophisticated products, such as cell phones, personal digital assistants, laser printers, motion and industrial controllers, cable and satellite modems and television set-top boxes to provide the engine necessary to drive these devices. We are also licensing the Ignite I technology to others which allows them to customize applications of the technology depending on their requirements. Another one of our microprocessor technologies, JUICEtechnology, is still in the development stage and has not generated any revenue.

About Our Convertible Debentures

     We have entered into a series of convertible debentures with the selling shareholders for an aggregate amount of $1,000,000. As long as the price of our common stock is in excess of $0.20, the selling shareholders have a two year option to buy up to $1,000,000 of additional debentures. The shares being registered in this prospectus are shares issuable upon the conversion of the debentures or shares issuable on the exercise of warrants that have been issued to the selling shareholders. On conversion of the debentures into common stock or exercise of the warrants into common stock, the selling shareholders may either sell our stock in the open market, place our stock through negotiated transactions with other investors, or hold our stock in their own portfolio. This prospectus covers the resale of our stock by the selling shareholders either in the open market or to other investors.

Additional Shares We Are Registering

     From October 2001 through March 2002, we issued short-term notes (with warrants attached) payable to Swartz Private Equity, LLC. The resale of the common stock by Swartz, obtainable on the exercise of the warrants, is included in this registration.

Key Facts

Shares being offered for resale to the public	48,110,716

Total shares outstanding prior to the offering	81,465,757 as of June 10, 2002

Total shares outstanding after the offering	129,576,473

Total shares outstanding after the offering and exercise of all options/warrants	143,908,382

Price per share to the public	Market price at time of resale

Total proceeds raised by offering	None, however, amounts may be received from the exercise of warrants

Convertible debentures	A form of our convertible debenture with the selling shareholders is included as an exhibit to the registration statement of which this prospectus is a part

Dividend policy	We have never paid a dividend and do not anticipate paying a dividend in the foreseeable future

RISK FACTORS

     The common shares being offered for resale by the selling shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment in the common shares. Before purchasing any of the common shares, you should carefully consider the following factors relating to our business and prospects.

Patriot’s Microprocessor Technologies Have Had Limited Revenues and Several Related Products Are Still in the Development Stage

     We are in the development stage on several components of our microprocessor technology product line and products which have been commercialized have had limited revenues. Our other product lines have not generated enough revenue to support our company. Therefore, we have limited financial results upon which you may judge our potential. We may not become profitable. We have experienced in the past and may experience in the future many of the problems, delays and expenses encountered by any early stage business, many of which are beyond our control. These include:

•	substantial delays and expenses related to testing and development of our new products,

•	production and marketing problems encountered in connection with our new and existing products and technologies,

•	competition from larger and more established companies, and

•	lack of market acceptance of our new products and technologies.

Patriot Has a History of Losses, Expects Future Losses and May Not Achieve or Sustain Annual Profitability

     We expect to incur operating losses in the future. Sales of our products may never generate sufficient revenues to fund our continuing operations. We may never generate positive cash flow or attain profitability. To date, we have incurred significant losses. As of February 28, 2002 and May 31, 2001, our accumulated deficit was $40,184,938 and $36,318,690. For the nine months ended February 28, 2002 and the fiscal years ended May 31, 2001, 2000 and 1999, we incurred net losses of $3,866,248, $4,968,903, $7,488,708 and $4,276,456. These losses have resulted primarily from:

•	significant costs associated with the development of our products,

•	costs associated with the marketing of those products,

•	the interest charges and expenses related to previous equity and debt financings, and

•	compensation costs related the cashless exercise of options and to the earnout of escrowed common shares.

Patriot’s Certified Public Accountants Have Expressed Substantial Doubt About Our Ability to Continue as a Going Concern

     In connection with their report on our Consolidated Financial Statements as of and for the year ended May 31, 2001, our independent certified public accountants expressed substantial doubt about our ability to continue operating as a going concern because of recurring net losses and negative cash flow from operations.

The Price and the Trading Volume of Patriot’s Common Stock Have an Effect On the Amount of Capital That Can Be Raised

     Before we can make additional use of our $25 million equity line of credit, we would need to register additional common shares beyond the 15,000,000 shares previously registered. If we register additional shares and decide to use the $25 million equity line of credit, then we would be exposed to fluctuations in the price and trading volume of our common stock and the effect on the amount of capital we are able to raise related to our $25 million line of credit. We registered 15,000,000 shares of our common stock in November 2001, comprised of 14,100,000 put shares and 900,000 warrant shares which can be issued to Swartz Private Equity LLC under a three year, $25 million investment agreement. The actual number of shares that potentially could be issued under the investment agreement is determined by the price of our stock during the pricing periods and the discount that Swartz receives and is limited by the trading volume of our stock during the defined period. We can impose a floor under which we will not be obligated to issue stock to Swartz and we set a predetermined number of shares to be issued for each put. In this manner, we maintain the ability to have an effect on when, how much and at what price the stock will be issued to Swartz. We ran out of registered shares related to the $25 million equity line of credit in May 2002. In May 2002, we applied $926,924 of proceeds from the $25 million equity line of credit to notes payable leaving a balance of $24,073,076 available under the $25 million equity line of credit.

Patriot May Not Be Able to Obtain Additional Capital to Fund Its Operations When Needed

     A lack of additional funding could force us to substantially curtail or cease our operations, which would have a material adverse effect on our business. Our ability to raise additional funds is subject to certain conditions in the debenture. These conditions include the effectiveness of a registration statement covering the resale of the shares sold on the conversion of the debentures or the exercise of the warrants issued concurrently with the debentures. We anticipate that our future cash requirements may be supplemented by improved product sales, the sale of additional equity securities, debt financing and/or the sale or licensing of certain of our technologies. However, there can be no assurance that any future funds required will be generated from operations or from other potential sources. Further, any such required funds may only be available on unattractive terms and may significantly dilute the value of our existing shares.

If the Selling Shareholders Sell a Large Number of Patriot Shares All at Once or In Blocks, The Market Price of Our Shares Would Most Likely Decline

     The selling shareholders are offering all of the common stock offered through this prospectus. The selling shareholders are not restricted in the price at which they can sell the common stock. Shares sold at a price below the current market price at which the common stock is trading may cause that market price to decline. The shares of common stock covered by this prospectus that are issuable on the conversion of the debentures and/or exercise of the warrants issued concurrent with the debentures represent 43.2% of our outstanding shares as of June 10, 2002.

Patriot Has Limited Sales and Marketing Experience

     Our operating results will depend to a large extent on our ability to successfully market and sell our products. We currently have limited marketing capabilities and need to hire additional sales and marketing personnel. There can be no assurance that we will be able to recruit, train, or retain qualified personnel to sell and market our products or that we will develop a successful sales and marketing strategy. We also have very limited marketing experience. There can be no assurance that any marketing efforts undertaken by us will be successful or will result in any significant sales of our products.

Patriot May Face Interruption Of Production And Services Due To Increased Security Measures In Response To Terrorism

     Our business depends on the free flow of products and services through the channels of commerce. Recently, in response to terrorists’ activities and threats aimed at the United States, transportation, mail, financial and other services have been slowed or stopped altogether. Further delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential activities. We may also experience delays in receiving payments from payers that have been affected by the terrorist activities and potential activities. The U.S. economy in general is being adversely affected by the terrorist activities and potential activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

Patriot May Experience Difficulties in the Introduction of New Products That Could Result in Patriot having to Incur Significant Unexpected Expenses or Delay the Launch of New Products

     Our technologies and products are in various stages of development. Our development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Although we may license some of our technology at its current stage of development, there can be no assurance that we will be able to do so or that any revenues generated from licensing would be sufficient to support operations at their current level. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Discovery of microprocessor design errors, frequent in the industry prior to and after production, could result in lengthy and costly redesign, fabrication (production) and testing in an industry where new technology rapidly eclipses prior innovations.

     The development of our technologies has taken longer than anticipated and could be additionally delayed. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that, in combination with existing products, they will sustain us or allow us to achieve profitable operations.

Intense Competition in the Market for Microprocessors Could Prevent Patriot From Increasing or Sustaining Revenue and Prevent Patriot From Achieving or Sustaining Annual Profitability

     Our products could be rendered noncompetitive or obsolete. Technological competition from larger and more established microprocessor companies is significant and expected to increase. Most of the companies with which we compete and expect to compete have far greater capital resources and more significant research and development staffs, marketing and distribution programs and facilities, and many of them have substantially greater experience in the production and marketing of products. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the sale and marketing of their products than we can. In addition, one or more of our competitors may succeed or may already have succeeded in developing technologies and products that are more effective than any of those we currently offer or are developing.

Patriot’s Limited Ability to Protect Its Intellectual Property May Adversely Affect Its Ability to Compete

     A successful challenge to our ownership of our technology could materially damage our business prospects. Our technologies may infringe upon the proprietary rights of others. Licenses required by us from others may not be available on commercially reasonable terms, if at all. We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. We currently have eight U.S. patents issued and three U.S. patents pending. We have one patent issued in Europe and have filed an application for another patent in Europe, Japan and elsewhere. Any issued patent may be challenged and invalidated. Patents may not issue from any of our pending applications. Any claims allowed from existing or pending patents may not be of sufficient scope or strength to provide significant protection for our products. Patents may not be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us. Our competitors may also be able to design around our patents.

     Vigorous protection and pursuit of intellectual property rights or positions characterize the fiercely competitive semiconductor industry, which has resulted in significant and often protracted and expensive litigation. Therefore, our competitors may assert that our technologies or products infringe on their patents or proprietary rights. Problems with patents or other rights could increase the cost of our products or delay or preclude new product development and commercialization by us. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our future patent and/or technology license positions or to defend against infringement claims.

     We did not develop the basic technology, which was originally known as the ShBoom technology. We acquired the rights in this technology through a series of agreements from two co-inventors. We have been, and may again be, subject to claims from such prior parties related to the technology. Such parties may also attempt to exploit the technology independently of our rights to do so. One of the co-inventors of this technology filed a lawsuit against another prior owner and us. The trial judge ruled in favor of the prior owner and us. However, the co-inventor has filed an appeal and the trial judge’s ruling may be revised in a manner that is detrimental to us. The asset purchase agreement and plan of reorganization between Patriot, nanoTronics Corporation and Helmut Falk was the agreement under which we acquired the basic ShBoom technology. The agreement also contained a number of warranties and indemnities related to the ownership of the technology and other matters. We believe nanoTronics Corporation has been liquidated and, due to Mr. Falk’s death in July 1995, our ability to obtain satisfaction for any future claims as a result of a breach of the agreement may be limited.

Patriot Is Dependent on the Internet and Java for Acceptance of Its Products

     The marketing of our microprocessor products will depend in large part upon a robust and growing industry and infrastructure for providing Internet access and carrying Internet traffic and the emergence of Java as a widespread programming language for the Internet or in embedded applications. The infrastructure or complementary products necessary to make the Internet a viable commercial marketplace may not be developed, or, even if they are developed, the Internet may not become a viable commercial marketplace. Also, Java may not become a widespread programming language for the Internet or in embedded applications, and a market may not develop for devices to run Java efficiently. If the Internet does not become a viable commercial marketplace or if Java does not become a generally accepted programming language, then our business, operating results and financial condition will be materially and adversely affected.

The Market for Patriot’s Stock is Subject to Rules Relating to Low-Priced Stock

     Our common stock is currently listed for trading in the NASD Over-The-Counter Bulletin Board Market and is subject to the “penny stock rules” adopted pursuant to Section 15 (g) of the Securities Exchange Act of 1934, as amended. In general, the penny stock rules apply to non-NASDAQ or non-national stock exchange companies whose common stock trades at less than $5.00 per share or which have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). Such rules require, among other things, that brokers who trade “penny stock” to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document, quote information, broker’s commission information and rights and remedies available to investors in penny stocks. Many brokers have decided not to trade “penny stock” because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. The “penny stock rules,” therefore, may have an adverse impact on the market for our common stock.

If Patriot Loses Key Personnel or We Are Unable to Attract and Retain Additional Highly Skilled Personnel Required For the Expansion of Our Activities, Our Business Will Suffer.

     Our future success depends to a significant extent on the continued service of our key technical, sales and senior management personnel and their ability to execute our strategy. The loss of the services of any of our senior level management, or certain other key employees, may harm our business. Our future success also depends on our ability to attract, retain and motivate highly skilled employees. Competition for employees in our industry is intense. We may be unable to retain our key employees or to attract, assimilate and retain other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications.

FORWARD-LOOKING STATEMENTS

     This prospectus includes “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and we desire to take advantage of the “safe harbor” provisions in those laws. Therefore, we are including this statement for the express purpose of availing ourselves of the protections of these safe harbor provisions with respect to all of the forward-looking statements we make. The forward-looking statements in this prospectus reflect our current views with respect to possible future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including specifically the absence of significant revenues and financial resources, a history of losses, no assurance that the development of technology can be completed or that its completion will not be delayed, significant competition, the uncertainty of patent and proprietary rights, uncertainty as to royalty payments and indemnification risks, trading risks of low-priced stocks and those other risks and uncertainties discussed herein that could cause our actual results to differ materially from our historical results or those we anticipate. In this prospectus, the words “anticipates,” “believes,” “expects,” “intends,” “future” and similar expressions identify certain forward-looking statements. You are cautioned to consider the specific risk factors described in “Risk Factors” and elsewhere in this prospectus and not to place undue reliance on the forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this prospectus. All written and oral forward-looking statements made subsequent to the date of this prospectus and attributable to us or persons acting on our behalf are expressly qualified in their entirety by this section.

PLAN OF DISTRIBUTION

     After the effective date of the registration statement of which this prospectus is a part, each selling shareholder will be free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares, or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

     The selling shareholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     Each selling shareholder and any broker-dealer that acts in connection with the sale of common shares may be deemed to be, an “underwriter” within the meaning of Section 2(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

     Because each selling shareholder may be deemed to be, an “underwriter” within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

     We have informed the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities Exchange Act, may apply to their sales in the market, and we have provided the selling shareholders with a copy of such rules and regulations.

     Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Exchange Act, provided they meet the criteria and conform to the requirements of such Rule.

SELLING SHAREHOLDERS

Convertible Debentures

     Overview. From April 23, 2002 through June 10, 2002, we sold an aggregate of $1,000,000 of 8% convertible debentures to the selling shareholders. The convertible debentures entitle the debenture holder to convert the principal and unpaid accrued interest into our common stock. In addition, the debenture holder received warrants exercisable into a number of our common shares.

     Initial Number of Shares Debentures May Be Converted Into. The $225,000 debenture can be converted into a number of our common shares at a conversion price that initially equals $0.10289 per share and the $775,000 debenture can be converted into a number of our common shares at a conversion price that initially equals $0.086 per share.

     Resets of Conversion Price and Conversion Shares. A reset date occurs on each three month anniversary of the closing date of each debenture and on the date the registration statement to which this prospectus is a part becomes effective. If the volume weighted average price for our common stock for the ten days previous to the reset date is less than the conversion price in effect at the time of the reset date, then the number of common shares issuable to the selling shareholder on conversion will be increased. If the conversion price is reset, the debenture can be converted into a number of our common shares based on the following calculation: the amount of the debenture plus any unpaid accrued interest divided by the reset conversion price which shall equal the volume weighted average price for our common stock for the ten days previous to the reset date.

     Warrants. Concurrent with the issuance of the convertible debentures, we issued to the selling shareholders warrants to purchase up to 12,859,175 shares of our common stock. These warrants are exercisable for five years from the date of issuance at initial exercise prices equal to 115% of the volume weighted average price for our common stock for the ten days previous to the debenture date. The warrant exercise price is subject to being reset on each six month anniversary of its issuance.

     Options to Purchase Additional Debentures. Subject to the price of our common stock being equal to or greater than $0.20 per share and a two year limitation, the debenture holders may purchase additional debentures equal to the value of their initial debentures. The price at which the optional additional debentures could be converted would initially equal 115% of the volume weighted average price for our common stock for the ten days previous to the date on which the optional additional debentures were closed. The optional additional debentures would carry the same warrant amounts and reset privileges as the initial debentures.

     Shareholder Approval. We may currently issue more than 20% of our outstanding shares under the convertible debentures. If we become listed on the Nasdaq Small Cap Market or Nasdaq National Market, then we must get shareholder approval to issue more than 20% of our outstanding shares. Since we are currently a bulletin board company, we do not need shareholder approval.

     Restrictive Covenants. During the term of the convertible debentures and for a period of 18 months thereafter, we are prohibited from certain transactions. These include the issuance of any debt or equity securities in a private transaction which are convertible or exercisable into shares of common stock at a price based on the trading price of the common stock at any time after the initial issuance of such securities; the issuance of any debt or equity securities with a fixed conversion or exercise price subject to adjustment; and any private equity line type agreements without obtaining the selling shareholders’ prior written approval.

     Right of First Refusal. The selling shareholders have a right of first refusal to purchase or participate in any equity securities offered by us in any private transaction which closes on or prior to the date that is 18 months after the issue date of each debenture.

     Selling Shareholders’ Right of Indemnification. We are obligated to indemnify the selling shareholders (including their stockholders, officers, directors, employees and agents) from all liability and losses resulting from any misrepresentations or breaches we made in connection with the convertible debenture, our registration rights agreement, other related agreements, or the registration statement.

Selling Shareholders

The following table sets forth certain information with respect to the selling shareholders as of June 10, 2002. Except as set forth below, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years.

			Amount and
			Percentage of
	Beneficial	Maximum Number	Common Stock
	Ownership of	of Shares of	After the Sale
	Common Stock as	Common Stock
Name	of June 10, 2002	Offered for Sale	Number		%

Swartz Private Equity, LLC	22,576,086 (2)	12,888,150	9,687,936	(4)	10.27	%(4)
Lincoln Ventures, LLC	27,910,526 (3)	27,910,526	—		*
Charles Moore	1,114,005	914,005	200,000		*
Victor Gabourel	1,594,005	914,005	680,000		*
Gloria Felcyn, Trustee (1)	10,272,243	3,656,020	6,616,223		7.77%
James and Josephine Zolin	2,225,100	914,005	1,311,095		1.59%
Richard Daniels	1,704,430	914,005	790,425		*

*	Denotes less than 1%

(1)	As trustee of the Helmut Falk Family Trust and executor of the Helmut Falk estate, Ms. Felcyn effectively controls the shares that were subject to an escrow arrangement originally issued to nanoTronics in connection with the ShBoom technology acquisition and shares that remain from 5,000,000 non-escrowed shares originally issued to nanoTronics in connection with the ShBoom technology acquisition and subsequently transferred to the Helmut Falk Family Trust.

(2)	This number includes 18,765,369 shares of common stock issuable upon exercise of outstanding warrants previously issued to Swartz which are currently exercisable, which shares would not be deemed beneficially owned (due to exercise restrictions within the warrants) within the meaning of Sections 13(d) and 13(g) of the Exchange Act to the extent that their acquisition in a warrant exercise by Swartz would cause Swartz to own in excess of 4.99% of our outstanding common stock immediately following such exercise. It is expected that Swartz will not beneficially own more than 9.9% of our outstanding common stock at any time.

(3)	This number includes 10,189,662 shares of common stock issuable upon exercise of outstanding warrants previously issued to Lincoln which are currently exercisable, which shares would not be deemed beneficially owned (due to exercise restrictions within the warrants) within the meaning of Sections 13(d) and 13(g) of the Exchange Act to the extent that their acquisition in a warrant exercise by Lincoln would cause Linclon to own in excess of 4.99% of our outstanding common stock immediately following such exercise. It is expected that Lincoln will not beneficially own more than 9.9% of our outstanding common stock at any time.

(4)	This number includes 5,877,219 shares of common stock issuable upon exercise of outstanding warrants previously issued to Swartz which are currently exercisable, which shares would not be deemed beneficially owned (due to exercise restrictions within the warrants) within the meaning of Section 13(d) and 13(g) of the Exchange Act to the extent that their acquisition in a warrant exercise by Swartz would cause Swartz to own in excess of 4.99% of our outstanding common stock immediately following such exercise. It is expected that Swartz will not beneficially own more than 9.9% of our outstanding common stock at any time. The remaining 3,810,717 shares of common stock are registered on our registration statement on Form S-1 filed on October 30, 2001. It is possible that Swartz may sell all or a portion of these shares previous to the effective date of this registration statement.

AVAILABLE INFORMATION

     We file reports, proxy statements and other information with the SEC, and these reports may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The same information may be obtained at the following Regional Offices of the SEC: 75 Park Place, New York, New York 10007, and the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.

     We mail a copy of our audited Annual Report on Form 10-K along with a proxy statement to our shareholders prior to our annual meeting.

     We have filed a registration statement on Form S-3, of which this prospectus is a part, with the SEC. This registration statement or any part thereof may also be inspected and copied at the public reference facilities of the SEC.

     Our filings may also be accessed through the SEC’s web site (http://www.sec.gov) or by visiting our web site at (http://www.ptsc.com) and linking to the SEC’s site.

USE OF PROCEEDS

     We will not receive any proceeds from the resale of these securities. However, we intend to use the proceeds we received from the sale of the convertible debentures, determined after deducting all expenses of the offering (estimated to be $32,336), as follows:

Working capital and general corporate purposes	$967,664

     The amount and timing of working capital expenditures may vary significantly depending upon numerous factors such as:

•	The progress of continued development of the microprocessor,

•	Revenues generated from existing and anticipated products and licenses,

•	The development of marketing and sales resources,

•	Administrative and legal expenses, and

•	Other requirements not now known or estimable.

DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 200,000,000 shares of common stock, $.00001 par value per share. At June 10, 2002, a total of 81,465,757 common shares were issued and outstanding. The holders of common stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and our election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common shares do not carry cumulative voting rights, and holders of more than 50% of the common stock have the power to elect all directors and, as a practical matter, to control the company. Holders of common stock are not entitled to preemptive rights, and the common stock may only be redeemed at our election.

     A special meeting of shareholders may be called by or at the request of:

•	the Chairman of the Board,

•	the President or any two directors, and

•	persons owning in the aggregate not less than 20% of the issued and outstanding common shares entitled to vote in elections for directors.

After the satisfaction of requirements with respect to preferential dividends, if any, holders of common stock are entitled to receive, pro rata, dividends when and as declared by the board of directors out of funds legally available therefor. Upon our liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of common stock are entitled to share ratably in our assets legally available for distribution to our shareholders.

     Our board of directors is authorized to issue 5,000,000 shares of undesignated preferred stock, $.00001 par value, without any further action by the stockholders. The board of directors may also divide any and all shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by the board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of common stock and could dilute the voting rights of the holders of common stock. There are currently no shares of preferred stock issued and outstanding.

     We have not paid any cash dividends to date, and no cash dividends will be declared or paid on the common shares in the foreseeable future. Payment of dividends is solely at the discretion of our board of directors.

     Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117, acts as our transfer agent and registrar for our common stock. Their telephone number is (801) 272-9294.

LEGAL OPINION

     Luce, Forward, Hamilton & Scripps LLP, 600 West Broadway Street, Suite 2600, San Diego, California 92101 will pass on the validity of the common stock offered by us.

EXPERTS

     The financial statements incorporated by reference in the Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus the documents we file with them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	Annual report on Form 10-KSB for the fiscal year ended May 31, 2001;

•	Quarterly reports on Form 10-Q for the quarters that ended on August 31 and November 30, 2001 and February 28, 2002;

•	Current reports on Form 8-K and Form 8-K/A filed with the SEC on August 10, 2001, March 13, 2002, May 24, 2002 and June 5, 2002;

•	Definitive proxy statement dated September 10, 2001 filed in connection with our 2001 annual meeting of shareholders which was held on October 11, 2001 and a definitive proxy statement filed with the SEC on March 25, 2002 filed in connection with a special meeting of shareholders which was held on May 6, 2002; and

•	The description of our common stock contained in our Registration Statement on Form S-18 filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after this offering is effective and before the conclusion of this offering will also be deemed incorporated by reference as of the date we file the information and should be treated as though they were made a part of this document. Please see the section named Available Information to find out where and how you can view information that is incorporated by reference into this document. As new information becomes available that modifies or supercedes previous information, the new information, even though it is incorporated by reference, should be used to make up a part of this document.

     We will provide, without charge, upon written or oral request of any person to whom a copy of this prospectus is delivered, a copy of any or all of the foregoing documents and information that has been or may be incorporated in this prospectus by reference, other than exhibits to such documents. Requests for such documents and information should be directed to Patriot Scientific Corporation, Attention: Lowell W. Giffhorn, Chief Financial Officer, 10989 Via Frontera, San Diego, California 92127, telephone number (858) 674-5000.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

     As permitted by Delaware law, our Certificate of Incorporation provides that we will indemnify our officers, directors, employees and agents against attorneys’ fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Patriot Scientific Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Pursuant to the General Corporation Law of Delaware, our Certificate of Incorporation excludes personal liability on the part of its directors to the company for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the General Corporation Law of Delaware, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws.

Until the completion of the resale of the common stock included in this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary	4
Risk Factors	6
Plan of Distribution	12
Selling Shareholders	13
Available Information	15
Use of Proceeds	15
Description of Securities	16
Legal Opinion	17
Experts	17
Incorporation of Certain Documents by Reference	17
Indemnification for Securities Act Liabilities	18

The Resale of
48,110,716 Shares
of
Common Stock
Offered by
Selling Shareholders

PATRIOT SCIENTIFIC
CORPORATION

PROSPECTUS

June 27, 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses payable in connection with the registration and distribution of the securities being registered hereunder, all of which will be borne by the Registrant, are as follows:

Registration Fee — Securities and Exchange Commission	$336
Printing and Engraving	1,000	*
Legal Fees and Expenses	15,000	*
Accounting Fees	15,000	*
Blue Sky Fees and Expenses	1,000	*

Total	$32,336	*

*	Estimated

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Pursuant to the Company’s Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney’s fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity.

ITEM 16. EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index commencing at page EX-1 hereof.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes the following:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration, or any material change to such information in the Registration Statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-1

     (3)  To remove from registration by means of a post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of this offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or person controlling the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the Registrant in connection with any securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 27, 2002.

PATRIOT SCIENTIFIC CORPORATION

By:	/s/ LOWELL W. GIFFHORN

Lowell W. Giffhorn Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ DONALD BERNIER Donald Bernier	Chairman and Director	June 27, 2002

/S/ JEFFREY WALLIN Jeffrey Wallin	President and Chief Executive Officer	June 27, 2002

/S/ LOWELL W. GIFFHORN Lowell W. Giffhorn	Executive Vice President, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	June 27, 2002

/S/ HELMUT FALK, JR. Helmut Falk, Jr.	Director	June 27 , 2002

/S/ DAVID H. POHL David H. Pohl	Director	June 27, 2002

/S/ CARLTON JOHNSON Carlton Johnson	Director	June 27, 2002

II-2

EXHIBIT INDEX

PATRIOT SCIENTIFIC CORPORATION

     The following exhibits are included as part of this registration statement, except those exhibits marked (1), which have previously been filed with the Securities and Exchange Commission and are incorporated by reference to another registration statement, report or document. References to the “Company” in this Exhibit Index mean PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation.

Exhibit No.	Document	No.

2.0	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION.

2.1	Agreement to Exchange Technology for Stock in Patriot Scientific Corporation, incorporated by reference to Exhibit 2.1 to Form 8-K dated August 10, 1989	(1)

2.2	Assets Purchase Agreement and Plan of Reorganization dated June 22, 1994, among the Company, nanoTronics Corporation and Helmut Falk, incorporated by reference to Exhibit 10.4 to Form 8-K dated July 6, 1994	(1)

2.2.1	Amendment to Development Agreement dated April 23, 1996 between the Company and Sierra Systems, incorporated by reference to Exhibit 2.2.1 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996	(1)

2.3	Form of Exchange Offer dated December 4, 1996 between the Company and certain shareholders of Metacomp, Inc. incorporated by reference to Exhibit 2.3 to Form 8-K dated January 9, 1997	(1)

2.4	Letter of Transmittal to Accompany Shares of Common Stock of Metacomp, Inc. Tendered Pursuant to the Exchange Offer Dated December 4, 1996 incorporated by reference to Exhibit 2.4 to Form 8-K dated January 9, 1997	(1)

3.0	ARTICLES AND BYLAWS.

3.1	Original Articles of Incorporation of the Company’s predecessor, Patriot Financial Corporation, incorporated by reference to Exhibit 3.1 to registration statement on Form S-18, file no. 33-23143-FW	(1)

3.2	Articles of Amendment of Patriot Financial Corporation, as filed with the Colorado Secretary of State on July 21, 1988, incorporated by reference to Exhibit 3.2 to registration statement on Form S-18, File No. 33-23143-FW	(1)

3.3	Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on March 24, 1992, incorporated by reference to Exhibit 3.3 to Form 8-K dated May 12, 1992	(1)

3.3.1	Certificate of Amendment to the Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on April 18, 1995, incorporated by reference to Exhibit 3.3.1 to Form 10-KSB for the fiscal year ended May 31, 1995	(1)

1

Exhibit No.	Document	No.

3.3.2	Certificate of Amendment to the Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on June 19,1997, incorporated by reference to Exhibit 3.3.2 to Form 10-KSB for the fiscal year ended May 31, 1997	(1)

3.3.3	Certificate of Amendment to the Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on April 28, 2000, incorporated by Reference to Exhibit 3.3.3 to Registration Statement on Form S-3 dated May 5, 2000	(1)

3.3.4	Certificate of Amendment to the Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on May 6, 2002	(2)

3.4	Articles and Certificate of Merger of Patriot Financial Corporation into the Company dated May 1, 1992, with Agreement and Plan of Merger attached thereto as Exhibit A, incorporated by reference to Exhibit 3.4 to Form 8-K dated May 12, 1992	(1)

3.5	Certificate of Merger issued by the Delaware Secretary of State on May 8, 1992, incorporated by reference to Exhibit 3.5 to Form 8-K dated May 12, 1992	(1)

3.6	Certificate of Merger issued by the Colorado Secretary of State on May 12, 1992, incorporated by reference to Exhibit 3.6 to Form 8-K dated May 12, 1992	(1)

3.7	Bylaws of the Company, incorporated by reference to Exhibit 3.7 to Form 8-K dated May 12, 1992	(1)

4.0	INSTRUMENTS ESTABLISHING RIGHTS OF SECURITY HOLDERS.

4.1	Specimen common stock certificate, incorporated by reference to Exhibit 4.1 Form 8-K dated May 12, 1992	(1)

4.2	Form of Stock Purchase Warrant (Labway Corporation) dated February 29, 1996, exercisable to purchase 253,166 common shares at $1.58 per share until August 31, 1996, granted to investors in connection with an offering of securities made in reliance upon Regulation S, incorporated by reference to Exhibit 4.2 to Form 10-QSB for fiscal quarter ended February 29, 1996	(1)

4.3	Form of 6% Convertible Subordinated Promissory Note due September 30, 1998 aggregating $1,500,000 to six investors incorporated by reference to Exhibit 4.3 to Form 10-QSB for fiscal quarter ended August 31, 1996	(1)

4.4	Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999 aggregating $2,000,000 to two investors incorporated by reference to Exhibit 4.4 to Form 8-K dated June 16, 1997	(1)

2

Exhibit No.	Document	No.

4.5	Form of Stock Purchase Warrant (CC Investments, LDC) dated June 2, 1997 exercisable to purchase an aggregate of 400,000 common shares at $1.69125 per share until June 2, 2002, granted to two investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.5 to Form 8-K dated June 16, 1997	(1)

4.6	Registration Rights Agreement dated June 2, 1997 by and among the Company and CC Investments, LDC and the Matthew Fund, N.V. related to the registration of the common stock related to Exhibits 4.4 and 4.5 incorporated by reference to Exhibit 4.6 to Form 8-K dated June 16, 1997	(1)

4.7	Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.) dated June 2, 1997 exercisable to purchase an aggregate of 211,733 common shares at $1.69125 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities in Exhibit 4.4 incorporated by reference to Exhibit 4.7 to Form 8-K dated June 16, 1997	(1)

4.8	Registration Rights Agreement dated June 2, 1997 by and among the Company and Swartz Investments, LLC related to the registration of the common stock related to Exhibit 4.7 incorporated by reference to Exhibit 4.8 to Form 8-K dated June 16, 1997	(1)

4.9	Form of 5% Convertible Term Debenture (CC Investments, LDC) due June 2, 1999 aggregating $1,000,000 to two investors incorporated by reference to Exhibit 4.9 to Form 10-KSB for the fiscal year ended May 31, 1998	(1)

4.10	Form of Stock Purchase Warrant (CC Investments, LDC) dated November 24, 1997 exercisable to purchase an aggregate of 200,000 common shares at $1.50 per share until June 2, 2002, granted to two investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.10 to Form 10-KSB for the year ended May 31, 1998	(1)

4.11	Form of Warrant to Purchase Common Stock (Swartz Family Partnership, L.P.) dated November 24, 1997 exercisable to purchase an aggregate of 105,867 common shares at $1.50 per share until June 2, 2002, granted to a group of investors in connection with the offering of securities described in Exhibit 4.9 incorporated by reference to Exhibit 4.11 to Form 10-KSB for the year ended May 31, 1998	(1)

4.12	Form of Warrant to Purchase Common Stock (Investor Communications Group, Inc.) dated June 16, 1997 exercisable to purchase an aggregate of 130,000 common shares at prices ranging from $2.50 to $7.50 per share until June 15, 1999 incorporated by reference to Exhibit 4.12 to Form 10-KSB for the year ended May 31, 1998	(1)

4.13	Warrant to Purchase Common Stock issued to Spellcaster Telecommunications, Inc. dated April 28, 1998 exercisable to purchase an aggregate of 100,000 common shares at $1.25 per share until April 28, 2000 incorporated by reference to Exhibit 4.13 to Form 10-KSB for the year ended May 31, 1998	(1)

3

Exhibit No.	Document	No.

4.14	Investment agreement dated February 24, 1999 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated by reference to Exhibit 4.14 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998	(1)

4.15	Registration Rights Agreement dated February 24, 1999 by and between the Company and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.14 incorporated by reference to Exhibit 4.15 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998	(1)

4.16	Form of Warrant to Purchase Common Stock (Swartz Private Equity, LLC) dated February 24, 1999 exercisable to purchase commn shares in connection with the offering of securities in Exhibit 4.14 incorporated by reference to Exhibit 4.16 to Form 10-QSB/A for the fiscal quarter ended November 30, 1998	(1)

4.17	Amended and Restated Investment Agreement dated July 12, 1999 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $5,000,000 incorporated by reference to Exhibit 4.17 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated July 14, 1999	(1)

4.18	Investment Agreement dated April 28, 2000 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18 to Registration Statement on Form S-3 dated May 5, 2000	(1)

4.18.1	Waiver and Agreement dated September 24, 2001 amending the Investment Agreement dated April 28, 2000 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $30,000,000 incorporated by reference to Exhibit 4.18.1 to Registration Statement on Form S-1 dated October 11, 2001	(1)

4.19	2001 Stock Option Plan of the Company dated February 21, 2001 incorporated by reference to Exhibit 4.19 to Registration Statement on Form S-8 dated March 26, 2001	(1)

4.20	Investment agreement dated September 17, 2001 by and between the Company and Swartz Private Equity, LLC for a maximum aggregate amount of $25,000,000 incorporated by reference to Exhibit 4.20 to Registration Statement on Form S-1 dated October 11, 2001	(1)

4

Exhibit No.	Document	No.

4.21	Registration Rights Agreement dated September 17, 2001 by and between the Company and Swartz Private Equity, LLC related to the registration of the common stock related to Exhibit 4.20 incorporated by reference to Exhibit 4.21 to Registration Statement on Form S-1 dated October 11, 2001	(1)

4.22	Warrant to Purchase Common Stock dated September 17, 2001 exercisable to purchase common shares in connection with the Offering of securities in Exhibit 4.20 incorporated by reference to Exhibit 4.22 to Registration Statement on Form S-1 dated October 11, 2001	(1)

4.23	Financial Consulting Services Agreement between the Company and M. Blaine Riley, Randall Letcavage and Rosemary Nguyen incorporated by reference to Exhibit 4.23 to Registration Statement on Form S-8 dated January 22, 2002	(1)

4.24	Form of 8% Convertible Debenture (Lincoln Ventures, LLC) due June 10, 2004 aggregating $1,000,000 to six investors	(2)

4.25	Form of Stock Purchase Warrant (Lincoln Ventures, LLC) dated June 10, 2002 exercisable to purchase an aggregate of 12,859,175 common shares at initial exercise prices ranging from $0.08616 to $0.10289 per share until June 10, 2007, granted to six investors in connection with the offering of securities described in Exhibit 4.24	(2)

4.26	Form of Registration Rights Agreement (Lincoln Ventures, LLC) dated June 10, 2002 by and among the Company and six investors related to the registration of the common stock related to Exhibit 4.24	(2)

5.0	OPINION RE LEGALITY.

5.1	Legal opinion of Luce, Forward, Hamilton & Scripps LLP, attorneys at law	(2)

10.0	MATERIAL CONTRACTS.

10.1	1992 Incentive Stock Option Plan of the Company, incorporated by reference to Exhibit 10.1 to Form 8-K dated May 12, 1992	(1)

10.1.1	Amendment to 1992 Incentive Stock Option Plan dated January 11, 1995, incorporated by reference to Exhibit 10.1.1 to Form S-8 dated July 17, 1996	(1)

10.2	1992 Non-Statutory Stock Option Plan of the Company, incorporated by reference to Exhibit 10.2 to Form 8-K dated May 12, 1992	(1)

10.2.1	Amendment to 1992 Non-Statutory Stock Option Plan dated January 11, 1995 incorporated by reference to Exhibit 10.2.1 to Form 10-KSB for fiscal year ended May 31, 1996	(1)

5

Exhibit No.	Document	No.

10.3	Lease Agreement between the Company’s subsidiary Metacomp, Inc. and Clar-O-Wood Partnership, a California limited partnership dated April 11, 1991 as amended November 11, 1992 and November 2, 1995 incorporated by reference to Exhibit 10.3 to Form 10-KSB for fiscal year ended May 31, 1997	(1)

10.4	Stock Purchase Agreement dated November 29 and 30, 1995, between the Company and SEA, Ltd., incorporated by reference to Exhibit 10.4 to Form 8-K dated December 11, 1995	(1)

10.4.1	Letter Amendment to Stock Purchase Agreement dated February 21, 1996, between the Company and SEA, Ltd., incorporated by reference to Exhibit 10.4.1 to Form 10-QSB for fiscal quarter ended 2/29/96	(1)

10.5	1995 Employee Stock Compensation Plan of the Company, incorporated by reference to Exhibit 10.5 to Form 10-QSB for fiscal quarter ended 11/30/95	(1)

10.6	Letter Stock and Warrant Agreement dated January 10, 1996 between the Company and Robert E. Crawford, Jr., incorporated by reference to Exhibit 10.6 to Form 10-QSB for fiscal quarter ended February 29, 1996	(1)

10.7	Non-Exclusive Manufacturing and Line of Credit Agreement dated February 28, 1996, between the Company and Labway Corporation, incorporated by reference to Exhibit 10.7 to Form 10-QSB for fiscal quarter ended February 29, 1996	(1)

10.8	Distribution and Representation Agreement dated February 28, 1996, between the Company and Innoware, Inc., incorporated by reference to Exhibit 10.8 to Form 10-QSB for fiscal quarter ended February 29, 1996	(1)

10.9	Employment Agreement dated November 20, 1995 between the Company and Elwood G. Norris, incorporated by reference to Exhibit 10.9 to Registration Statement on Form SB-2 dated March 18, 1996	(1)

10.9.1	First Amendment to Employment Agreement dated May 17, 1996 between the Company and Elwood G. Norris, incorporated by reference to Exhibit 10.9.1 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996	(1)

10.10	Employment Agreement dated November 20, 1995 between the Company and Robert Putnam, incorporated by reference to Exhibit 10.10 to Registration Statement on Form SB-2 dated March 18, 1996	(1)

10.11	Sales Contractual Agreement dated March 19, 1996 between the Company and Evolve Software, Inc., incorporated by reference to Exhibit 10.11 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996	(1)

10.11.1	Two Year Stock Purchase Warrant dated March 19, 1996 Granted to Evolve Software, Inc. Providing for the Purchase of up to 50,000 Common Shares at $2.85, incorporated by reference to Exhibit 10.11.1 to Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 dated April 29, 1996	(1)

6

Exhibit No.	Document	No.

10.12	Employment Agreement dated as of May 8, 1996 between the Company and Michael A. Carenzo, including Schedule A — Stock Option Agreement, incorporated by reference to Exhibit 10.12 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996	(1)

10.12.1	First Amendment to Employment Agreement dated as of May 8, 1996 between the Company and Michael A. Carenzo dated September 23, 1996, incorporated by reference to Exhibit 10.12.1 to Form 10-KSB for the fiscal year ended May 31, 1997	(1)

10.13	1996 Stock Option Plan of the Company dated March 25, 1996 and approved by the Shareholders on May 17, 1996, incorporated by reference to Exhibit 10.13 to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996	(1)

10.14	Sales Contractual Agreement dated June 20, 1996 between the Company and Compunetics Incorporated incorporated by reference to Exhibit 10.14 to Form 10-KSB for fiscal year ended May 31, 1996	(1)

10.15	Sales Contractual Agreement dated July 31, 1996 between the Company and Premier Technical Sales, Inc. incorporated by reference to Exhibit 10.15 to Form 10-KSB for fiscal year ended May 31, 1996	(1)

10.16	Employment Agreement dated January 1, 1997 between the Company and Norman J. Dawson incorporated by reference to Exhibit 10.16 to Form 10-KSB for fiscal year ended May 31, 1997	(1)

10.17	Employment Agreement dated January 1, 1997 between the Company and Jayanta K. Maitra incorporated by reference to Exhibit 10.17 to Form 10-KSB for fiscal year ended May 31, 1997	(1)

10.18	Technology License and Distribution Agreement dated June 23, 1997 between the Company and Sun Microsystems, Inc. incorporated by reference to Exhibit 10.18 to Form 10-KSB for the fiscal year ended May 31, 1997	(1)

10.19	Employment Agreement dated March 23, 1998 between the Company and James T. Lunney incorporated by reference to Exhibit 10.19 to Form 10-KSB for the fiscal year ended May 31, 1998	(1)

10.20	Employment Agreement dated July 28, 1997 between the Company and Phillip Morettini incorporated by reference to Exhibit 10.20 to Form 10-KSB for the fiscal year ended May 31, 1998	(1)

10.21	Employment Agreement dated July 23, 1998 between the Company and Lowell W. Giffhorn incorporated by reference to Exhibit 10.21 to Form 10-KSB for the fiscal year ended May 31, 1998	(1)

10.22	Secured Promissory Note dated June 12, 2000 between the Company and James T. Lunney incorporated by reference to Exhibit 10.22 to Form 10-KSB for the fiscal year ended May 31, 2000	(1)

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Exhibit No.	Document	No.

10.23	Purchase Agreement dated June 29, 2000 between the Company and 4S 37/38, LLC incorporated by reference to Exhibit 10.23 to Form 10-KSB for the fiscal year ended May 31, 2000	(1)

10.24	Employment Agreement dated October 2, 2000 between the Company and Miklos B. Korodi incorporated by reference to Exhibit 10.24 to Form 10-QSB for the fiscal quarter ended November 30, 2000	(1)

10.25	Employment Agreement dated December 1, 2000 between the Company and Richard G. Blum incorporated by reference to Exhibit 10.25 to Form 10-QSB for the fiscal quarter ended November 30, 2000	(1)

10.26	Employment Agreement dated January 29, 2001 between the Company and Serge J. Miller incorporated by reference to Exhibit 10.26 to Form 10-KSB for the fiscal year ended May 31, 2001	(1)

10.27	Lease Agreement dated February 23, 2001 between the Company and Arden Realty Finance IV, LLC incorporated by reference to Exhibit 10.27 to Form 10-KSB for the fiscal year ended May 31, 2001	(1)

10.28	Employment Agreement dated January 1, 2001 between the Company and David H. Pohl incorporated by reference to Exhibit 10.28 to Form 10-KSB for the fiscal year ended May 31, 2001	(1)

10.29	Employment Agreement dated April 26, 2001 between the Company and David H. Pohl incorporated by reference to Exhibit 10.29 to Form 10-KSB for the fiscal year ended May 31, 2001	(1)

10.30	Employment Agreement dated November 17, 2001 between the Company and Lowell W. Giffhorn	(2)

10.31	Employment Agreement dated December 20, 2001 between the Company and Jayanta Maitra	(2)

10.32	Consulting Agreement dated March 7, 2002 between the Company and SDMC, Inc.	(2)

23.0	CONSENTS OF EXPERTS AND COUNSEL

23.1	Consent of Luce, Forward, Hamilton & Scripps LLP, attorneys at law (included in Exhibit 5.1)	(2)

23.2	Consent of BDO Seidman, LLP independent certified public accountants	(2)

99.1	Form of ISO Plan Option (Gaspar) dated May 29, 1992, incorporated by reference to Exhibit 28.2 to registration statement on Form SB-2, file no. 33-57858	(1)

8

Exhibit No.	Document	No.

99.2	Form of NSO Plan Option (Berlin) dated May 29, 1992, incorporated by reference to Exhibit 28.3 to registration statement on Form SB-2, file no. 33-57858	(1)

99.3	Form of Incentive Stock Option Agreement to the Company’s 1996 Stock Option Plan (individual agreements differ as to number of shares, dates, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996	(1)

99.4	Form of NonQualified Stock Option Agreement to the Company’s 1996 Stock Option Plan (individual agreement differ as to number of shares, date, prices and vesting), incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form SB-2 dated May 23, 1996	(1)

99.5	Press Release of the Company dated November 4, 1996 incorporated by reference to Exhibit 99.5 to Form 8-K dated January 9, 1997	(1)

99.6	Form of Incentive Stock Option Agreement to the Company’s 2001 Stock Option Plan incorporated by reference to Exhibit 99.6 to Registration Statement on Form S-8 filed March 26, 2001	(1)

99.7	Form of Non-Qualified Stock Option Agreement to the Company’s 2001 Stock Option Plan incorporated by reference to Exhibit 99.7 to Registration Statement on Form S-8 filed March 26, 2001	(1)

(1)	Previously filed in indicated registration statement or report.

(2)	Exhibit filed herewith this Registration Statement on Form S-3.

9